Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO RULE 13a-14(a) UNDER

THE SECURITIES EXCHANGE ACT OF 1934

I, David W. Carlson, certify that:

1.	I have reviewed this Amendment No. 1 of the quarterly report on Form 10-Q for the quarter ended March 31, 2014, of MRI Interventions, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 29, 2014	/s/ David W. Carlson
David W. Carlson
Chief Financial Officer